UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1347616
(State of incorporation)	(I.R.S. Employer Identification No.)

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

(Address of principal executive offices)

(212) 867-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PPSI	Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

Overview

On June 28, 2019, Pioneer Power Solutions, Inc. (the “Company” or “Pioneer Power”) entered into a Stock Purchase Agreement, dated as of June 28, 2019 (the “Stock Purchase Agreement”), by and among the Company, Electrogroup Canada, Inc., a wholly owned subsidiary of the Company (“Electrogroup”), Jefferson Electric, Inc., a wholly owned subsidiary of the Company (“Jefferson”), JE Mexican Holdings, Inc., a wholly owned subsidiary of the Company (“JE Mexico,” and together with Electrogroup and Jefferson, the “Disposed Companies”), Nathan Mazurek, Pioneer Transformers L.P. (the “US Buyer”) and Pioneer Acquireco ULC (the “Canadian Buyer,” and together with the US Buyer, the “Buyer”). Pursuant to the terms of the Stock Purchase Agreement, the Company agreed to sell (i) all of the issued and outstanding equity interests of Electrogroup to the Canadian Buyer and (ii) all of the issued and outstanding equity interests of Jefferson and JE Mexico to the US Buyer (the “Equity Transaction”).

If the Equity Transaction is completed, Pioneer Power would sell to the Buyer all of the assets and liabilities associated with its liquid-filled transformer and dry-type transformer manufacturing businesses within the Company’s Transmission & Distribution Solutions segment (the “T&D Segment”). However, Pioneer Power would retain its switchgear manufacturing business within the T&D segment, as well as all of the operations associated with its critical power solutions segment.

Consideration

The consideration payable by the Buyer in the Equity Transaction is a base cash purchase price of $60.5 million, as well as the issuance by the Buyer of a subordinated promissory note to Pioneer Power in the aggregate principal amount of $5.0 million (the “Seller Note”), in each case subject to adjustment pursuant to the terms of the Stock Purchase Agreement. Pursuant to the terms of the Stock Purchase Agreement, the Seller Note will bear interest at an annualized rate of 4.0%, to be paid-in-kind annually, and will have a maturity date of December 31, 2022. In addition, pursuant to the terms of the Stock Purchase Agreement, the Buyer will have the right to set-off amounts owed to Pioneer Power under the Seller Note on a dollar-for-dollar basis by the amount of any indemnifiable losses Buyer suffers as a result of certain actions or omissions by Pioneer Power or the Disposed Companies.

Covenants

The Company has agreed, subject to the terms of the Stock Purchase Agreement, to various covenants and agreements, including, among others, to conduct the business of the Disposed Companies in the ordinary course during the period between the execution of the Stock Purchase Agreement and the closing of the Equity Transaction in a manner consistent with past practice. The parties have also agreed to use their respective best efforts to take, or cause to be taken, all things necessary, proper or advisable to consummate the transactions contemplated by the Stock Purchase Agreement.

In addition, pursuant to the Stock Purchase Agreement, each of Pioneer Power, its affiliates and Nathan Mazurek, Pioneer Power’s President, Chief Executive Officer and Chairman of the Board of Directors, have agreed to a non-solicitation provision that generally prohibits such persons, for a three-year period, from, among other things, soliciting or attempting to hire employees of the Disposed Companies or the Buyer or engaging in the business operated by the Disposed Companies within certain geographic areas, subject to certain limitations and exceptions.

Closing Conditions

Each party’s obligation to consummate the Stock Purchase Agreement is subject to certain conditions, including, among others: (i) approval of the Stock Purchase Agreement by the holders of a majority of Pioneer Power’s outstanding common stock, which such approval was obtained by the written consent of certain Pioneer Power stockholders on June 28, 2019 (as discussed in more detail below), (ii) 20 days having elapsed since the mailing to the stockholders of the Company of the definitive information statement with respect to the approval and adoption of the Stock Purchase Agreement and (iii) the absence of any order or legal requirement issued or enacted by any court or other governmental authority preventing consummation of the Equity Transaction.

In addition, the consummation of the Equity Transaction is subject to a financing condition. Certain lenders have entered into a debt financing commitment letter with the Buyer, and Mill Point Capital LLC entered into an equity commitment letter with the Buyer, in each case committing to provide the Buyer with funding to pay the aggregate consideration to be paid by the Buyer in connection with the Equity Transaction. The Buyer is not obligated to consummate the Equity Transaction unless it receives debt financing on substantially the terms provided for in the debt financing commitment letter or the Buyer is able to obtain alternative financing in amount sufficient to consummate the Equity Transaction.

If the Stock Purchase Agreement is terminated by the Buyer after all mutual conditions to closing have been satisfied, except that the Buyer has not obtained sufficient financing to consummate the Equity Transaction, the Buyer would be required to pay a $4.0 million reverse termination fee to Pioneer Power, subject to certain limitations set forth in the Stock Purchase Agreement. The reverse termination fee would also be payable by the Buyer in certain other limited circumstances described in the Stock Purchase Agreement.

Termination Fee

Under the terms of the Stock Purchase Agreement, Pioneer Power is not permitted to, and may not authorize or permit its representatives to, directly or indirectly, solicit, initiate or knowingly take any action to encourage or facilitate the submission of an Acquisition Proposal (as defined in the Stock Purchase Agreement), or any inquiries relating to a potential Acquisition Proposal.

Notwithstanding this restriction, Pioneer Power may, prior to the closing of the Equity Transaction, respond to, and engage in discussions and negotiations concerning, a written unsolicited bona fide Acquisition Proposal submitted, and not withdrawn, by a party other than the Buyer that Pioneer Power’s board of directors believes, in good faith and after consultation with its outside legal counsel and its financial advisor, constitutes, or could reasonably be expected to result in, a Superior Proposal (as defined in the Stock Purchase Agreement).

If the Stock Purchase Agreement were to be terminated in connection with or as a result of Pioneer Power’s adoption of a Superior Proposal or entry into an Alternative Acquisition Agreement (as defined in the Stock Purchase Agreement), Pioneer Power would be required to pay a $4.0 million termination fee to the Buyer, subject to certain limitations set forth in the Stock Purchase Agreement. The termination fee would also be payable by Pioneer Power in certain other limited circumstances described in the Stock Purchase Agreement.

Indemnification

Pursuant to the Stock Purchase Agreement, Pioneer Power and the Buyer have each agreed to indemnify one another for any and all liabilities, losses, damages, claims, demands, suits, actions, judgments, fines, penalties, deficiencies, awards, taxes, assessments, costs or expenses (including reasonable attorney’s or other professional fees and expenses) (“Losses”) resulting from any inaccuracy or breach of the respective party’s representations and warranties or any breach or nonperformance of the respective party’s covenants and agreements in the Stock Purchase Agreement or its related ancillary agreements.

In addition, Pioneer Power has agreed to indemnify the Buyer and its affiliated parties for Losses resulting from, among other things, certain pre-closing tax matters, debt held by the Disposed Companies, transaction expenses, breaches of representations and warranties that are not covered by the Buyer’s representation and warranty insurance because the Buyer had knowledge of such breach (only to the extent such Losses would have been covered by the representation and warranty insurance had the Buyer not known of such breach) (“Interim Breaches”), certain matters related to Electrogroup’s operations, certain legal proceedings, certain matters related to Nexus Custom Magnetics, L.L.C., a wholly owned subsidiary of Jefferson, and certain matters concerning end-user software utilized by the Disposed Companies.

The indemnification obligations of Pioneer Power with respect to Losses of the Buyer resulting from inaccuracies or breaches of the Company’s representations and warranties, except for breaches of certain fundamental warranties, claims of fraud and breaches of representations, warranties or covenants relating to taxes, and claims for certain specific indemnities, are subject to (i) a true deductible equal to $330,000, (ii) a cap equal to 0.5% of the purchase price, and (iii) a per-claim threshold amount of $50,000. In addition, the indemnification rights of the Buyer with respect to Interim Breaches are subject to a cap equal to $5.0 million, and the indemnification rights of the Buyer with respect to Losses resulting from certain matters related to Electrogroup’s operations are subject to a true deductible equal to $500,000 and a cap equal to $5.0 million.

The indemnification obligations of the Buyer, except with respect to breaches of certain fundamental representations and warranties and claims of fraud, are subject to a true deductible equal to $330,000 and a cap equal to $3.3 million. In addition, each party’s total indemnification obligation is subject to a cap equal to the purchase price, except for claims of fraud.

The Buyer has obtained a customary representation and warranty insurance policy insuring the Buyer against losses resulting from a breach of representations and warranties by Pioneer Power and the Disposed Companies, and the Buyer is required to use commercially reasonable efforts to utilize the representation and warranty insurance to cover any Losses resulting from such a breach. In addition, in rather than seeking recovery from Pioneer Power , the Buyer is required to setoff amounts owed to Pioneer Power under the Seller Note on a dollar-for-dollar basis by the amount of any indemnifiable losses Buyer suffers as a result of certain actions or omissions by Pioneer Power or the Disposed Companies.

Other Provisions

The Stock Purchase Agreement also contains customary representations and warranties, certain termination rights of both parties, including termination by mutual written consent of the parties, and provisions governing certain other matters between the parties.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Stock Purchase Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Buyer or any of their respective subsidiaries or affiliates. The representations, warranties and covenants included in the Stock Purchase Agreement were made only for purposes of the Stock Purchase Agreement and as of specific dates, are solely for the benefit of Pioneer Power, the Disposed Companies, the Buyer and the other parties to the Stock Purchase Agreement, as applicable, and may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between the parties rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to stockholders. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Pioneer Power, the Buyer or any of their respective subsidiaries or affiliates since they are modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement.

Item 5.07	Submission of Matters to a Vote of Stockholders.

On June 28, 2019, certain stockholders of the Company holding an aggregate of 4,774,400 shares of the Company’s common stock, which, as of such date, constituted approximately 54.7% of the voting power of the outstanding shares of the Company’s common stock, executed a written consent approving the Stock Purchase Agreement and the transactions contemplated thereby, including the Equity Transaction. No further approval of the stockholders of the Company is required to adopt the Stock Purchase Agreement or the Equity Transaction. The Company will file with the Securities and Exchange Commission (the “SEC”), and mail to its stockholders, an information statement describing the Stock Purchase Agreement and the transactions contemplated thereby, including the Equity Transaction.

Item 8.01	Other Events.

On July 1, 2019, the Company issued a press release announcing the execution of the Stock Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated as of June 28, 2019, by and among Pioneer Power Solutions, Inc., Electrogroup Canada, Inc., Jefferson Electric, Inc., JE Mexican Holdings, Inc., Nathan Mazurek, Pioneer Transformers L.P. and Pioneer Acquireco ULC.
99.1	Press release, dated July 1, 2019.

Additional Information and Where to Find It

This communication is being made in respect of the proposed Equity Transaction involving the Company and the Buyer. The Company will prepare an information statement for its stockholders containing the information with respect to the Equity Transaction specified in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended, and describing the proposed Equity Transaction. When completed, a definitive information statement will be mailed to the Company’s stockholders. The Company may file other documents concerning the Equity Transaction with the SEC as well. INVESTORS ARE URGED TO CAREFULLY READ THE INFORMATION STATEMENT REGARDING THE PROPOSED EQUITY TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED EQUITY TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K, including its exhibits, contain or may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “can,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the transactions among the Company, the Disposed Companies and the Buyer, including future financial and operating results, plans, objectives, expectations and intentions, the expected timing of completion of the transactions and other statements that are not historical facts.

These forward-looking statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the Equity Transaction not being timely completed, if completed at all; risks associated with the financing of the transaction; prior to the completion of the Equity Transaction, the Company’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; risks associated with expenses that the Company has and expects to incur in connection with the Equity Transaction; and risks associated with the operations of Pioneer Power’s retained businesses following the consummation of the Equity Transaction. Those factors and the other risk factors described in the Company’s annual and quarterly reports as filed with the SEC are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of the Company’s forward-looking statements. Other unknown or unpredictable factors also could harm the Company’s results. Consequently, the Company’s actual results could be materially different from the results described or anticipated by the Company’s forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than anticipated. Given these uncertainties, you should not rely on forward-looking statements. Forward-looking statements represent the Company’s estimates and assumptions only as of the date that they were made. The Company expressly disclaims any duty to provide updates to forward-looking statements, and the estimates and assumptions associated with them, after the date of this document, in order to reflect changes in circumstances or expectations or the occurrence of unanticipated events, except to the extent required by applicable securities laws. The foregoing cautionary statements apply to all of the Company’s forward-looking statements contained in this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, INC.

Date: July 1, 2019	By:	/s/ Thomas Klink
	Name:	Thomas Klink
	Title:	Chief Financial Officer